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                                                          Exhibit 99.B(23)(j)(i)

WILMER CUTLER PICKERING
  HALE AND DORR LLP

April 29, 2005                                         60 STATE STREET
                                                       BOSTON, MA 02109
Boyar Value Fund, Inc.                                 +1 617 526 6000
Boyar Asset Management, Inc.                           +1 617 526 5000 fax
35 East 21st Street, 8th Floor                         wilmerhale.com
New York, NY 10010

          Re:  Post-Effective Amendment No. 9 to
               Boyar Value Fund, Inc.'s (the "Fund")
               Registration Statement on Form N-1A
               (File Nos. 333-29253 and 811-08253)

Ladies and Gentlemen:

          As counsel to the Fund, we have reviewed post-effective amendment no. 9 to the Fund's Registration Statement on Form N-1A (the "Amendment") prepared by the Fund for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

          We hereby consent to your filing this letter with the Securities and Exchange Commission together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.


Yours very truly

WILMER CUTLER PICKERING
HALE AND DORR LLP


By:   /s/ Leonard A. Pierce

Leonard A. Pierce, Partner


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